SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

INTAC INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32621	98-0336945
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 6-7, 32/F., Laws Commercial Plaza
788 Cheung Sha Wan Road
Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

011 (852) 2385-8789
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On April 20, 2006, Intac International, Inc. (“Intac”), HowStuffWorks, Inc., a Delaware corporation (“HSW”), HSW International, Inc., a Delaware corporation (“Parent”), and HSW International Merger Corporation, a Nevada corporation (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, the Merger Sub will merge with and into Intac, with Intac continuing as the surviving corporation (the “Merger”). As a result of the Merger, (i) Intac will become a wholly owned subsidiary of Parent, and (ii) each outstanding share of Intac’s common stock, par value $0.001 per share (“Intac Common Stock”) will be converted into the right to receive one share of Parent’s common stock, par value $0.001 per share (“Parent Common Stock”). Pursuant to the Merger Agreement and the Contribution Agreements (as described below), HSW will contribute certain assets, properties and rights to Parent in exchange for shares of Parent Common Stock. At the effective time of the Merger, but prior to the completion of the purchase of shares of Parent Common Stock by the investors pursuant to the HRLP Stock Purchase Agreement and the DWS Stock Purchase Agreement (each as described below) and issuance of certain stock options by Parent pursuant to the Merger Agreement, the stockholders of Intac will own 50% of the total issued and outstanding shares of Parent Common Stock and HSW will own the remaining 50% of the total issued and outstanding shares of Parent Common Stock. Prior to the effective time of the Merger, it is contemplated that Parent will use its best efforts to obtain approval for listing of Parent Common Stock on either the Nasdaq National Market System or the Nasdaq Capital Market (either to be referred to hereinafter as “Nasdaq”), and following the effective time of the Merger, it is contemplated that Intac will file with the Securities and Exchange Commission (the “SEC”) to terminate registration of Intac Common Stock.

The consummation of the Merger is subject to various closing conditions, including but not limited to (i) the approval of the Merger, the Merger Agreement and all transactions contemplated by the Merger Agreement (collectively, the “Transaction”) by the stockholders of Intac, (ii) the declaration by the SEC of the effectiveness of the Registration Statement on Form S-4 to be filed with the SEC with respect to the issuance of Parent Common Stock to Intac’s stockholders pursuant to the Merger, (iii) the approval of Parent Common Stock for listing on Nasdaq, (iv) the establishment that there is no applicable law, regulation or judgment prohibiting the contemplated Transaction, (v) the simultaneous closing of the purchase of shares of Parent Common Stock by High River Limited Partnership and StuffWorks, LLC pursuant to the Stock Purchase Agreement, dated the even date with the Merger Agreement, among Parent, High River Limited Partnership and StuffWorks, LLC (the “HRLP Stock Purchase Agreement”), (vi) no party having suffered a material adverse effect, and (vii) Intac having undertaken certain actions to restructure its operations in the People’s Republic of China (the “PRC”).

The Merger Agreement may be terminated at any time prior to the effective time of the Merger by the mutual written consent of Intac and HSW. Either Intac or HSW may terminate the Merger Agreement (i) if the Merger is not completed by October 20, 2006, (ii) if any legal restraint or prohibition prohibiting the completion of the Merger becomes final or non-appealable, or (iii) if the majority of the stockholders of Intac do not vote in favor of the Transaction. In addition, Intac may terminate the Merger Agreement if (i) Intac’s board of directors determines that it is required to do so pursuant to its fiduciary duties, or (ii) HSW, Parent or Merger Sub breaches or fails to perform any of their respective representations, warranties or covenants under the Merger Agreement. Further, HSW may terminate the Merger Agreement if (i) Intac’s board of directors fails to recommend the adoption of the Merger Agreement or fails to convene a meeting of Intac stockholders to vote on the Transaction, or (ii) Intac breaches or fails to perform any of its representations, warranties or covenants under the Merger Agreement.

Concurrently with the execution and delivery of the Merger Agreement:

•                  Wei Zhou, the majority stockholder of Intac (the “Majority Stockholder”), entered into a Voting Agreement with HSW (the “Voting Agreement”) pursuant to which the Majority Stockholder has agreed to vote all shares of Intac Common Stock held by the Majority Stockholder in favor of the Transaction;

•                  Parent, HSW and the Majority Stockholder entered into a Stockholders Agreement (the “Stockholders Agreement”) pursuant to which the parties have agreed, among other things, (i) to impose certain restrictions on the transferability of the Parent Common Stock that HSW will hold upon consummation of the Merger, (ii) to cooperate on certain corporate governance matters related to Parent, and (iii) to establish certain rights for Parent related to HSW’s business in certain territories;

•                  HSW and Parent agreed to enter into two Contribution Agreements pursuant to which HSW will license and deliver to Parent the rights to use and publish, in the PRC and Brazil, certain content owned and licensed by HSW in exchange for shares of Parent Common Stock;

•                  HSW and Parent agreed to enter into a Services Agreement pursuant to which HSW will provide certain transitional services to Parent for the purposes of developing, supporting, translating, updating and facilitating the digital transmission of the content contributed to Parent pursuant to the two Contribution Agreements;

•                  HSW and Parent agreed to enter into an Updates Agreement pursuant to which HSW will provide updates to the content contributed to Parent pursuant to the two Contribution Agreements;

•                  HSW and Parent entered into a letter agreement whereby Parent has an option to purchase from HSW for 6,000,000 partnership units exchangeable for shares of Parent Common Stock, for period of eighteen (18) months after the closing of the Merger, certain rights to use and publish, in India and Russia, certain content owned and licensed by HSW on the same terms and conditions as the Contribution Agreements for the PRC and Brazil;

•                  Parent, High River Limited Partnership and StuffWorks, LLC entered into the HRLP Stock Purchase Agreement pursuant to which High River Limited Partnership and StuffWorks, LLC have agreed to invest $10 million and $2.5 million, respectively, to purchase shares of Parent Common Stock, subject to certain conditions set forth therein; and

•                  Parent and DWS Finanz-Service GmbH, a financial service company incorporated under the laws of Germany (“DWS”) entered into a Stock Purchase Agreement (the “DWS Stock Purchase Agreement”), pursuant to which DWS has agreed to invest $10 million to purchase shares of Parent Common Stock, subject to certain conditions set forth therein.

The per share purchase price under the HRLP Stock Purchase Agreement is to be calculated with reference to 90% of the ten (10) trading day volume weighted average price of shares of Intac Common Stock on Nasdaq ending on the trading day prior to the public announcement of the Merger, subject to post-closing adjustment to the number of shares of Parent Common Stock purchased by each of High River Limited Partnership and StuffWorks, LLC under the HRLP Stock Purchase Agreement. The per share purchase price under the DWS Stock Purchase Agreement is to be calculated with reference to the lower of (i) 90% of the ten (10) trading day volume weighted average price of shares of Intac Common Stock on Nasdaq ending on the trading day prior to the public announcement of the Merger, and (ii) 90% of the ten (10) trading day volume weighted average price of shares of Parent Common Stock commencing on the first trading day following the effective date of the shelf registration statement to be filed by Parent covering the resale of the shares of Parent Common Stock purchased by DWS under the DWS Stock Purchase Agreement.

By way of example, upon the consummation of the purchases of shares of Parent Common Stock under each of the HRLP Stock Purchase Agreement and the DWS Stock Purchase Agreement, and other transactions contemplated by the Merger Agreement, (i) assuming the per share purchase price under the HRLP Stock Purchase Agreement is $8.59, each of High River Limited Partnership and StuffWorks, LLC will purchase approximately 1,164,613 shares and 291,153 shares of Parent Common Stock, respectively, accounting for approximately 2.4% and 0.6%, respectively, of the total issued and outstanding shares of Parent Common Stock on a fully diluted basis (after giving effect to the exercise of all outstanding options and warrants), (ii) assuming the per share purchase price under the DWS Stock Purchase Agreement is $8.59, DWS will purchase approximately 1,164,613 shares of Parent Common Stock, accounting for approximately 2.4% of the total issued and outstanding shares of Parent Common Stock on a fully diluted basis (after giving effect to the exercise of all outstanding options and warrants), and (iii) assuming items (i) and (ii) above, the interests in Parent held by the stockholders of Intac and HSW (prior to the completion of the purchases of shares of Parent Common Stock under the HRLP Stock Purchase Agreement and the DWS Stock Purchase Agreement) will be reduced proportionally from 50% (as described in the first paragraph under Item 1.01 above) to approximately 47.3% of the total issued and outstanding shares of Parent Common Stock on a fully diluted basis (after giving effect to the exercise of all outstanding options and warrants).

The foregoing description of the Merger Agreement and the Transaction is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been included to provide investors and stockholders with information regarding its terms. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. A copy of the Voting Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference. A copy of the Stockholders Agreement is attached hereto as Exhibit 2.3 and is incorporated herein by reference. A copy of the press release and fact sheet issued by Intac on April 20, 2006 concerning the Transaction are filed herewith as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

ADDITIONAL INFORMATION RELATING TO THE MERGER AND WHERE TO FIND IT

This document may be deemed to be solicitation material in respect of the proposed business combination of Intac and Parent, but is not a substitute for the proxy statement/prospectus and any other documents Intac and Parent would file with the SEC at an appropriate time in connection with the proposed transaction. INVESTORS AND STOCKHOLDERS OF INTAC ARE URGED TO READ SUCH PROXY STATEMENT/PROSPECTUS AND ANY OTHER SUCH DOCUMENTS, WHEN AVAILABLE, WHICH WOULD CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement/prospectus will be, and other documents filed or to be filed by Intac and Parent with the SEC are or will be, available free of charge at the SEC’s website at www.sec.gov, or from Intac by directing a request to: J. David Darnell, Senior Vice President and Chief Financial Officer of Intac International, Inc. at 469-916-9881 or david.darnell@intac-asia.com. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material if and when they become available before making any voting or investment decisions with respect to the Merger.

Intac is not currently engaged in a solicitation of proxies from the stockholders of Intac or Parent in connection with the proposed business combination between Intac and Parent. If a proxy solicitation commences, Intac, Parent and their respective directors, executive officers and other employees may be deemed to be participants in such solicitation. Information about Intac’s directors and executive officers is available in Intac’s proxy statement, dated January 30, 2006 for its 2006 annual meeting of stockholders. Additional information about the interests of potential participants will be included in the proxy statement/prospectus Intac would file with the SEC at an appropriate time.

ITEM 9.01.         Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 20, 2006, among Intac International, Inc., HowStuffWorks, Inc., HSW International, Inc. and HSW International Merger Corporation.

2.2	Voting Agreement, dated April 20, 2006, between HowStuffWorks, Inc. and Wei Zhou

2.3	Stockholders Agreement, dated April 20, 2006, among HSW International, Inc., HowStuffWorks, Inc. and Wei Zhou

99.1	Press Release dated April 20, 2006.

99.2	Fact Sheet dated April 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTAC INTERNATIONAL, INC.

	By:	/s/ J. David Darnell
Name: J. David Darnell
Title: Senior Vice President and Chief Financial Officer

Dated: April 21, 2006

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated April 20, 2006, among Intac International, Inc., HowStuffWorks, Inc., HSW International, Inc. and HSW International Merger Corporation.

2.2	Voting Agreement, dated April 20, 2006, between HowStuffWorks, Inc. and Wei Zhou

2.3	Stockholders Agreement, dated April 20, 2006, among HSW International, Inc., HowStuffWorks, Inc. and Wei Zhou

99.1	Press Release dated April 20, 2006.

99.2	Fact Sheet dated April 20, 2006.